As Filed with the Securities and Exchange Commission on October 23, 2003
Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933
TRAVELZOO INC.
(Exact name of registrant as specified in its charter)
DELAWARE (State or other jurisdiction of incorporation or organization)	7373 (Primary Standard Industrial Classification Code Number)	36-4415727 I.R.S. Employer Identification No.)

590 Madison Avenue, 21st Floor
New York, New York 10022
(212) 521-4200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Ralph Bartel
Chief Executive Officer
Travelzoo Inc.
590 Madison Avenue, 21st Floor
New York, New York 10022
(212) 521-4200
Fax: (212) 521-4230
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all correspondence to:
Denis P. McCusker, Esq. Bryan Cave LLP One Metropolitan Square 211 North Broadway, Suite 3600 St. Louis, Missouri 63102-2750 (314) 259-2000 Fax: (314) 259-2020	Neil J Wertlieb, Esq. Milbank, Tweed, Hadley & McCloy LLP 601 South Figueroa Street, 30th Floor Los Angeles, California 90017 (213) 892-4410 Fax: (213) 892-4710

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.         ☐
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☒   333-107304
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐
         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.         ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $.01 par value	57,500	$5.80	$333,500	$26.98

(1)

Pursuant to Rule 457(c), the proposed offering price and registration fee have been calculated on the basis of the average of the bid and asked prices for the common stock on October 20, 2003, as reported on the OTC Bulletin Board.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), and General Instruction V of Form S-1 to register an additional 57,500 shares of our common stock. The contents of the Registration Statement on From S-1 (Registration No. 333-107304), declared effective by the Commission on October 20, 2003, including the exhibits thereto are incorporated herein by reference. The required opinions and consents are listed on an exhibit index attached hereto and filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 23, 2003.

TRAVELZOO INC.
By:	/s/ Ralph Bartel
Ralph Bartel, Chairman of the Board, Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Ralph Bartel as his or her true and lawful attorney in fact and agent for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ralph Bartel	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer and Principal Financial Officer)	October 23, 2003
(Ralph Bartel)
/s/ Lisa Su	Controller (Principal Accounting Officer)	October 23, 2003
(Lisa Su)
/s/ David J. Ehrlich	Director	October 23, 2003
(David J. Ehrlich)
/s/ Suzanna Mak	Director	October 23, 2003
(Suzanna Mak)
/s/ Donovan Neale-May	Director	October 23, 2003
(Donovan Neale-May)
/s/ Kelly Urso	Director	October 23, 2003
(Kelly M. Urso)

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (Incorporated by reference to our Registration Statement on Form S-3 (File No. 333-107304), filed July 24, 2003)
3.1	Certificate of Incorporation of Travelzoo Inc. (Incorporated by reference to our Pre-Effective Amendment No. 6 to our Registration Statement on Form S-4 (File No. 333-55026), filed February 14, 2002)
3.2	Bylaws of Travelzoo Inc. (Incorporated by reference to our Pre-Effective Amendment No. 6 to our Registration Statement on Form S-4 (File No. 333-55026), filed February 14, 2002)
5.1	Opinion of Bryan Cave LLP regarding the validity of the Common Stock
10.1	Form of Warrant (Incorporated by reference to our Registration Statement on Form S-3 (File No. 333-107304), filed July 24, 2003)
10.2	Form of Registration Rights Agreement (Incorporated by reference to our Pre-Effective Amendment No. 2 on Form S-1 to the Registration Statement on Form S-3 (File No. 333-107304), filed August 26, 2003)
10.3	Employment Agreement, dated as of April 1, 2000, between Travelzoo Sales, Inc. and Ralph Bartel (Incorporated by reference to our Pre-Effective Amendment No. 6 to our Registration Statement on Form S-4 (File No. 333-55026), filed February 14, 2002)
10.4	Stock Option Agreement dated January 22, 2001, between Ralph Bartel and Travelzoo Inc. (Incorporated by reference to our Pre-Effective Amendment No. 6 to our Registration Statement on Form S-4 (File No. 333-55026), filed February 14, 2002)
10.5	Form of Director and Officer Indemnification Agreement (Incorporated by reference to our Pre-Effective Amendment No. 6 to our Registration Statement on Form S-4 (File No. 333-55026), filed February 14, 2002)
10.6	Addendum to Employment Agreement, entered into on June 17, 2003, between Travelzoo Sales, Inc. and Ralph Bartel (Incorporated by reference to our Pre-Effective Amendment No. 3 on Form S-1 to the Registration Statement on Form S-3 (File No. 333-107304), filed October 9, 2003)
21.1	List of Subsidiaries of Travelzoo Inc. (Incorporated by reference to our Pre-Effective Amendment No. 3 on Form S-1 to the Registration Statement on Form S-3 (File No. 333-107304), filed October 9, 2003)
23.1	Consent of KPMG LLP
23.2	Consent of Bryan Cave LLP (Included in Exhibit 5.1)
24.1	Power of Attorney (Included on Signature Page)